UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)	June 15, 2011

HOLLYWOOD MEDIA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2255 Glades Road, Suite 221A,
Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 998-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, as a result of the downsizing of Hollywood Media Corp. (the “Company”) following the sale of the Company’s Broadway Ticketing Division, the Company and Scott Gomez, the Company’s Chief Accounting Officer, have mutually agreed not to renew the employment agreement of Mr. Gomez.  Mr. Gomez’s employment with the Company terminated effective June 15, 2011.

The Company announced that, effective as of June 15, 2011, the Company has appointed Tammy Hedge, age 50, a certified public accountant, as the Company’s Chief Financial Officer and Chief Accounting Officer.  Ms. Hedge will be responsible for all corporate finance, treasury and accounting functions for the Company and its subsidiaries.  Since September 2006, Ms. Hedge has been the Chief Financial Officer of Home Town Cable TV, LLC, a cable TV operator.  From July 2004 to July 2006, Ms. Hedge was Vice President, Chief Accounting Officer and Controller of Ion Media Networks Inc. (formerly called Pax TV), which owns a broadcast television station group and the i network, and was publicly traded during Ms. Hedge’s employment.  From August 1999 to June 2004, Ms. Hedge was the Financial Controller of Dycom Industries, Inc., a company listed on the New York Stock Exchange that provides specialty contracting services primarily for cable TV and phone companies.  In these positions, Ms. Hedge was responsible for certain corporate finance, treasury and accounting functions.  Ms. Hedge received a Bachelor in Science degree with dual majors in Accounting and Computer Science from East Tennessee State University in 1982.

Ms. Hedge will receive a base salary of $125,000 annually and may be eligible for an incentive bonus at the discretion of the Compensation Committee of the Company’s Board of Directors.  Ms. Hedge also is eligible for four weeks paid vacation annually and will be reimbursed for certain out-of-pocket business expenses including certain auto expenses.  Due to the downsizing of the Company, the Company currently anticipates that Ms. Hedge will devote, on average, approximately 50% of her time on Company business.  By comparison, the previous Chief Accounting Officer of the Company, Mr. Gomez, had an annual base salary of $325,000.

Due to the downsizing of the Company, the Company’s Controller, Anna Baburam, who was expected to become the Company’s Chief Accounting Officer, has decided to leave the Company to pursue other opportunities.

SECTION 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Media Corp.
Date: June 17, 2011
	By:	/s/ Mitchell Rubenstein
Name: Mitchell Rubenstein
Title: Chief Executive Officer